AGREEMENT

     THIS AGREEMENT ("Agreement"), dated April 3, 2002 and effective as of March
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1, 2002,  is between BRIGHTCUBE, INC., a corporation organized under the laws of the  State  of  Nevada  (the  "Company"),  and  INFUSION  CAPITAL  INVESTMENT
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CORPORATION,  a  North  Carolina  corporation  ("Infusion"),  with its principal
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office  at  932  Burke  Street,  Winston  Salem,  North  Carolina  27101.

     WHEREAS, simultaneous with the execution and delivery of this Agreement, the Company has entered into a consulting agreement (the "Consulting Agreement")
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with  Investor  Relations  Services,  Inc. ("IRSI") pursuant to which Consulting
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Agreement  IRSI  has agreed to provide investor and public relations services to the  Company  (the  "Services");  and
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     WHEREAS,  IRSI  has  requested  that Infusion reimburse IRSI, promptly upon request, for all or a substantial portion of the actual out-of-pocket costs and expenses which will be incurred by IRSI in performing the Services under the Consulting Agreement; and

     WHEREAS, Infusion is willing to promptly reimburse IRSI, upon request, for all of the foregoing costs and expenses, up to a maximum of $500,000 in the aggregate, in consideration for IRSI assigning to Infusion all rights to receive the Compensation described in Section 5(a) of the Consulting Agreement; and

     WHEREAS, the Company is willing to pay such Compensation to Infusion, subject to its execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   REIMBURSEMENT  FOR  COSTS  AND  EXPENSES.

          (a)     In  consideration for payment of the Compensation described in
Section 3 below, Infusion hereby agrees to promptly pay or reimburse IRSI upon requests for all actual out-of-pocket costs and expenses incurred by IRSI on behalf of the Company in connection with the performance of the Services described in the Consulting Agreement, up to a maximum of $500,000 of such costs and expenses in the aggregate to be incurred over the one year term of such Consulting Agreement.

          (b) Subject to Infusion's compliance with the terms and conditions of this Agreement, the Company agrees to assign to Infusion all of the Compensation otherwise payable by the Company to IRSI, and IRSI hereby agrees to such assignment of the Compensation.

     2.   RELATIONSHIP  AMONG  THE  PARTIES.


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
     Infusion acknowledges that it is not an officer, director or agent of the Company, it is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The Company represents that the Infusion does not have, through stock ownership or otherwise, the power to control the Company, nor to exercise any dominating influences over its management.

     3.   COMPENSATION.
     The Company agrees to issue to Infusion, or its designee, an aggregate of Ten Million (10,000,000) shares of common stock of the Company (the "Stock").
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The  Stock  will  not be registered for resale and will be restricted securities under Rule 144, as promulgated under the Securities Act of 1933, as amended (the "Act"). Certificates evidencing all of the shares of the Stock shall be issued
 ---
in the name of Infusion, and delivered to Infusion within five business days of execution and delivery of this Agreement. Upon delivery of the certificates evidencing the Stock, as aforesaid, the Company shall have no further payment obligations of any kind to IRSI under the terms of the Consulting Agreement.

     4.   INVESTMENT  REPRESENTATION.

          (a).     The  Company  represents  and  warrants  that it has provided
Infusion with access to all publicly available information regarding the Company, and other available information requested by Infusion, concerning the Company's condition, financial and otherwise, its management, its business and its prospects. The Company represents that it has provided Infusion with all copies of the Company's filings for the prior twelve (12) months, if any, (the "Disclosure Documents") made under the rules and regulations promulgated under
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the  Act,  as  amended,  or  the  Securities  Exchange  Act of 1934, as amended.
Infusion acknowledges that the acquisition of the securities to be issued to Infusion involves a high degree of risk. Infusion represents that it and its advisors have been afforded the opportunity to discuss the Company with its management. The Company represents that it has and will continue to provide Infusion with any information or documentation necessary to verify the accuracy of the information contained in the Disclosure Documents, and will promptly notify Infusion upon the filing or any registration statement or other periodic reporting documents filed pursuant to the Act or the Exchange Act. This information will include DTC sheets, which shall be provided to Infusion no less than every two (2) weeks. The Company hereby represents that it does not currently have any of its securities in registration.

          (b) Infusion represents that neither it nor its officers, directors, or employees is not subject to any disciplinary action by either the National Association of Securities Dealers or the Securities and Exchange Commission by virtue of any violations of their rules and regulations and that to the best of its knowledge neither is its affiliates nor subcontractors subject to any such disciplinary action.

          (c) If required by United States law or regulation, Infusion will take


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necessary  steps  to  prepare  and  file  any necessary forms to comply with the transfer of the shares of stock from Company to Infusion, including, if required, form 13(d).

     5.   REGISTRATION  OF  SECURITIES  AND  LIQUIDATED  DAMAGES.

     The Company hereby acknowledges that time is of the essence with respect to removal of the 144 restriction legend from the Shares. Subject to the volume restrictions of Rule 144 and the availability of current public information concerning the Company and provided that Infusion complies with the resale provisions of Rule 144, in the event the legend is not removed from the certificate(s) evidencing the Stock within thirty (30) days after written demand made following one year from the issuance date, the Company agrees to issue either an additional number of shares of common stock equal to ten percent (10%) of the total number of shares of Stock issued herein for each additional thirty
(30) day delay in removing any Rule 144 legend, or the cash equivalent of such shares. In the event of a delay of less than a full thirty (30) day period, Infusion shall be entitled to a pro-rata allocation of additional shares. Notwithstanding the foregoing, Infusion recognizes that the Company's counsel will only be able to issue an opinion to the Company's transfer agent to remove the 144 restriction legend from the Shares if the Company and Infusion shall then comply with all of the applicable provisions of Rule 144.

     6.   MISCELLANEOUS  PROVISIONS.

          (a)     Time.  Time  is  of  the  essence  of  this  Agreement.
                  ----

          (b)     Presumption.  This  Agreement or any section thereof shall not
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be  construed  against  any  party  due  to  the fact that said Agreement or any section  thereof  was  drafted  by  said  party.

          (c)     Computation of Time.  In computing any period of time pursuant
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to  this  Agreement,  the  day  of  the  act,  event  or  default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

          (d)     Titles  and  Captions.  All  article,  section  and  paragraph
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titles  or  captions  contained  in  this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

          (e)     Pronouns and Plurals.  All pronouns and any variations thereof
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shall  be deemed to refer to the masculine, feminine, neuter, singular or plural as  the  identity  of  the  Person  or  Persons  may  require.

          (f)     Further  Action.  The parties hereto shall execute and deliver
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all


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
documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

          (g)     Good Faith, Cooperation and Due Diligence.  The parties hereto
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covenant,  warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

          (h)     Savings  Clause.  If  any  provision of this Agreement, or the
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application  of  such  provision  to  any  person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

          (i)     Assignment.  This  Agreement  may  not  be  assigned by either
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party hereto without the written consent of the other, but shall be binding upon the  successors  of  the  parties.

          (j)     Arbitration.
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          If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement or a breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

          Any provisional remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the Arbitrator pending arbitration.

          The situs of the arbitration shall be Los Angeles County, California.

     In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator.

          (k)     Notices.  All  notices required or permitted to be given under
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this  Agreement  shall  be  given  in  writing  and  shall  be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days written notice, to the other party.


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          (l)     Governing  law.  The  Agreement  shall  be  construed  by  and
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enforced  in  accordance  with  the  laws  of  the  State  of  North  Carolina.

          (m)     Entire  agreement.  This  Agreement  contains  the  entire
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understanding  and  agreement among the parties.  There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

          (n)     Waiver.  A  delay  or failure by any party to exercise a right
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under  this  Agreement, or a partial or single exercise of that right, shall not constitute  a  waiver  of  that  or  any  other  right.

          (o)     Counterparts.  This  Agreement  may  be  executed in duplicate
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counterparts,  each  of  which  shall  be  deemed  an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

          (p)     Successors.  The provisions of this Agreement shall be binding
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upon  all  parties,  their  successors  and  assigns.

          (q)     Counsel.  The parties expressly acknowledge that each has been
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advised  to seek separate counsel for advice in this matter and has been given a reasonable  opportunity  to  do  so.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.


BRIGHTCUBE, INC.                            INFUSION CAPITAL INVESTMENT CORP.


By:  /s/  Eric  Howard                      By:  /s/  Dan  Starczewski
     ----------------------------                ------------------------------
          Eric  Howard                                Dan Starczewski, President
          Chief Financial Officer

INVESTOR RELATIONS SERVICES, INC.


By:  /s/  Richard Fixaris
     ----------------------------
          Richard Fixaris, President


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